EXHIBIT 99.2

NON-U.S. PERSON SUBSCRIPTION AGREEMENT

DNA PRECIOUS METALS INC.,
a Nevada corporation

In connection with my subscription for shares of $.001 par value common stock offered by DNA PRECIOUS METALS INC., a Nevada corporation (the “Company”), I hereby represent and warrant to, and covenant with, the Company as follows:

1.           I am a Non-U.S. Person, as defined below:

Non-U.S. Person is any person that is not a “U.S. Person.”  A “U.S. Person” is (i) any natural person residing in the United States of America; (ii) any partnership or corporation organized or incorporated pursuant to the laws of the United States of America; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States of America; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) residing in the United States of America; and (viii) any partnership or corporation if (a) organized or incorporated pursuant to the laws of any foreign jurisdiction and (b) formed by a U.S. person principally for the purpose of investing in securities not registered pursuant to the Act, unless it is organized or incorporated, and owned, by “accredited investors” (as defined by the provisions of Rule 501(a) of Regulation D promulgated pursuant to the Act) who are not natural persons, estates or trusts.

2.           I have read, understand, and agree to the provisions of the Subscription Documents I received with this Subscription Agreement.

3.           I have completed and hereby submit with this Subscription Agreement a Canadian Accredited Investor Questionnaire.  The information provided by me in that questionnaire is true and correct.

I hereby subscribe to purchase a total of ________________________ Shares at $________ per Share.

The dollar amount submitted with this Subscription Agreement as payment for those Shares is $___________________.

MAIL SUBSCRIPTION AGREEMENT AND, IF APPROPRIATE, CHECK TO:

DNA PRECIOUS METALS INC.

WIRE TRANSFER INSTRUCTIONS

Wire transfer to:

Routing Number (Wire):

Routing Number (Electronic):

Account Number:

Swift Code:

For credit to:	DNA PRECIOUS METALS INC.

By Order of:	[Indicate Name of Person or Entity Wiring Funds]

Reference:	DNA PRECIOUS METALS INC.

For details, see HOW TO SUBSCRIBE in the Subscription Documents.

Print name(s) in which Shares are to be registered:

NAME:(1)

Social Security or similar tax identification number

Address:

NAME:(2)

Social Security or similar tax identification number

Address:

Email Address:

Title to my purchased Shares is to be held as follows (check and initial one):

A.	________	Husband & Wife, as community property
B.	________	Joint Tenants
C.	________	Tenants in Common
D.	________	Individual
E.	________	Corporation
F.	________	Partnership
G.	________	Trust
H.	________	Other: Please Describe_____________________________________

NOTE: BY SIGNING THIS SUBSCRIPTION AGREEMENT AND UPON ACCEPTANCE THEREOF BY THE COMPANY, I AM ENTERING INTO AN AGREEMENT AND AGREEING TO PURCHASE SHARES.

I declare under penalty of perjury that the foregoing is true and correct.

DATED: ________________________ 20___, at ____________________________________________.

(1)___________________________________ (2)____________________________________________

NOTE: If Shares are to be registered in more than one name, all subscribers must sign.

Acceptance of Subscription

Agreed to and accepted:

By:	DNA PRECIOUS METALS INC.,
a Nevada corporation

By:	______________________

Its:	President

CANADIAN ACCREDITED INVESTOR QUESTIONNAIRE

The offer and sale of the Shares by the Company in the provinces of Canada will be made pursuant to that exemption from the registration and prospectus delivery requirements of the securities legislation of those provinces specified by the provisions of Canadian National Instrument 45-106, which provides an exemption from such registration and prospectus delivery requirements for sales of securities made to “accredited investors” as that term is defined by the provisions of that National Instrument.

The purpose of this Questionnaire is to assist the Company regarding its determination whether subscribers for Shares which reside in the Canadian provinces are, in fact, accredited investors. By submitting this Questionnaire to the Company, each prospective purchaser of Shares which resides in a Canadian province agrees that the Company may present this Questionnaire to such parties as the Company determines to be appropriate to be assured that the offer and sale of Shares to that prospective purchaser will not result in a violation of that exemption from those registration and prospectus delivery requirements. Otherwise, your answers to this Questionnaire will be strictly confidential.

(Capitalized terms not specifically defined in this questionnaire have the meaning as ascribed to them in the Subscription Documents to which this Questionnaire is attached).

In connection with the execution of the Subscription Agreement to which this Questionnaire is attached, the undersigned (the “purchaser”) represents and warrants to and covenants with the Company that:

If the Purchaser is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then the Purchaser satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

__________

an individual who, either alone or jointly with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD $1,000,000.00, when “financial assets” means cash, securities or a contract of insurance, a deposit, or an evidence of deposit that is not a security for the purpose of securities legislation and “related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

__________

an individual whose net income before taxes exceeded CAD $200,000.00 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD $300,000.00 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income amount in the current year;

__________

an individual registered pursuant to the securities legislation of any province or territory of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer registered pursuant to one or of both the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

__________

an individual registered or formerly registered pursuant to the securities legislation of any province or territory of Canada as a representative of a person or company registered pursuant to the securities legislation of any province or territory of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer registered pursuant to one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

__________	an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000.00.

If the Purchaser is NOT an individual (that is, the Purchaser is a corporation, partnership, trust or other entity other than an individual, then the Purchaser satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines)

__________	a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000.00 as shown on its most recently prepared financial statements;
__________	a Canadian financial institution, or a Schedule III bank;
__________	the Business Development Bank of Canada incorporated pursuant to the Business Development Bank of Canada Act (Canada);
__________

an investment fund that distributes or has distributed securities pursuant to a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

__________

a trust company or trust corporation registered or authorized to carry on business pursuant to the Trust and Loan Companies Act (Canada) or pursuant to comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

__________

a person acting on behalf of a fully managed account managed by that person, if that person:

(i)          is registered or authorized to carry on business as an adviser or the equivalent pursuant to the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,   and

(ii)         in Ontario, is purchasing a security that is not a security of an investment fund;

__________

a pension fund that is regulated by either the Office of the Superintendent of Finance Institutions (Canada) or a provincial pension commission or similar regulatory authority of a jurisdiction of Canada;

__________	an entity organized in a foreign jurisdiction which is analogous to any of the entities referred to in paragraph (a) to (d) in Paragraph (i) of the definitions of accredited investor;
__________	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
__________

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l=ile de Montreal or an intermunicipal management board in Quebec;

__________	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
__________

a registered charity pursuant to the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered pursuant to the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

__________

a person in respect of which all of the owners of interests, direct, indirect, or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

__________	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
__________

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

(i)          an accredited investor, or

(ii)         an exempt purchaser in Alberta or British Columbia in accordance with Canadian National Instrument 45-106,

__________

an investment fund that distributes or has distributed its securities only to

(i)          a person that is or was an accredited investor at the time of the distribution,

(ii)         a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 and 2.19 of Canadian National Instrument 45-106, or

(iii)        a person described in Paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 of Canadian National Instrument 45-106.

The statements made in this questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Company of any changes in the answers.

DATED: _______________________ 20___.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Office capacity of authorized signatory (please print)